Exhibit 10.6

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of December 21, 2018

among

BANK OF MONTREAL,

as Revolving Administrative Agent and as Collateral Agent for the

Senior Secured Parties,

BARCLAYS BANK PLC,

as Term Loan Administrative Agent,

Wilmington Trust, National Association,

as the Second Lien Collateral Agent for the

Junior Priority Parties

and acknowledged and agreed to by

ULTRA RESOURCES, INC.,

as the Borrower

and

the other Grantors party hereto

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among BANK OF MONTREAL, as Collateral Agent for the Senior Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”) and as Administrative Agent under the First Lien Revolving Credit Agreement (in such capacity and together with its successors in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as Administrative Agent under the First Lien Term Loan Credit Agreement (in such capacity and together with its successors in such capacity, the “Term Loan Administrative Agent”), Wilmington Trust, National Association, as Collateral Agent for the Junior Priority Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”), and acknowledged and agreed to by ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”) and the other Grantors (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the Senior Secured Parties), the Term Loan Administrative Agent and the Second Lien Collateral Agent (for itself and on behalf of the Junior Priority Parties) agree as follows:

ARTICLE I

Definitions

Section 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Revolving Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Debt Documents” means the Senior Debt Documents and the Junior Priority Debt Documents.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of Junior Obligations” means:

(a) payment in full in cash of the principal of and interest, on all Indebtedness outstanding under the Junior Priority Debt Documents and constituting Junior Obligations; and

(b) payment in full in cash of all other Junior Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Junior Obligations consisting of indemnity obligations not yet due and payable for which no claim or demand for payment, whether oral or written, has been made at such time).

“Discharge of Senior Obligations” means:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Senior Debt Documents and constituting Senior Obligations but excluding, for the avoidance of doubt, any Excess Senior Obligations;

(b) payment in full in cash of all other Senior Obligations (including any amounts described in clauses (b) and (c) of the definition of “Obligations” in the Revolving Credit Agreement, unless such Obligations (x) are no longer secured by the Collateral pursuant to the terms of the Senior Debt Documents or (y) have been cash collateralized on terms reasonably satisfactory to the applicable counterparty (or other arrangements reasonably satisfactory to the counterparty have been made)) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Senior Obligations consisting of indemnity obligations not yet due and payable for which no claim or demand for payment, whether oral or written, has been made at such time);

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations (including with respect to any Senior Obligations described in clauses (b) and (c) of the definition of “Obligations” in the Revolving Credit Agreement, unless such Obligations (x) are no longer secured by the Collateral pursuant to the terms of the Senior Debt Documents or (y) have been cash collateralized on terms reasonably satisfactory to the applicable counterparty (or other arrangements reasonably satisfactory to the counterparty have been made)); and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Administrative Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all Letters of Credit issued under the Senior Debt Documents and constituting Senior Obligations.

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Shared Collateral, or otherwise exercise or enforce remedial rights with respect to Shared Collateral (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Shared Collateral, conduct the liquidation or disposition of Shared Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Shared Collateral;

(c) receive a transfer of Shared Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Shared Collateral at law, in equity, or pursuant to the Senior Debt Documents or Junior Priority Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Shared Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Shared Collateral); or

(e) effectuate or cause the sale or other disposition of Shared Collateral by any Grantor after the occurrence and during the continuation of an event of default under any of the Senior Debt Documents or the Junior Priority Debt Documents with the consent of the First Lien Collateral Agent (or the Senior Secured Parties) or, after the Discharge of Senior Obligations, the Second Lien Collateral Agent (or the Junior Priority Parties).

“Excess Revolving Credit Agreement Obligations” means (a) the amount, if any, by which the aggregate principal amount of Revolving Loans and drawn Letters of Credit and the face amount of undrawn Letters of Credit under the Revolving Credit Agreement exceeds the Revolving Credit Agreement Cap Amount plus (b) any interest, fees, prepayment penalties, make-whole payments or other premiums accrued on or with respect to the amount determined in clause (a).

“Excess Senior Obligations” means either (a) the Excess Revolving Credit Agreement Obligations or (b) the Excess Term Loan Credit Agreement Obligations, as applicable.

“Excess Term Loan Credit Agreement Obligations” means (a) the amount, if any, by which the aggregate principal amount of Term Loans under the Term Loan Credit Agreement exceeds the Term Loan Credit Agreement Cap Amount plus (b) any interest, fees, prepayment penalties, make-whole payments or other premiums accrued on or with respect to the amount determined in clause (a).

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the Collateral Agency Agreement.

“Grantors” means the Borrower, the Parent Guarantor, the other Guarantors, and each of their respective Subsidiaries and each direct or indirect parent company of the Borrower, in each case that has granted a security interest pursuant to any Collateral Documents to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” means the Parent Guarantor and each other Subsidiary of the Borrower that guarantees the Secured Obligations.

“Holder” has the meaning assigned to such term in the Second Lien Notes Indenture.

“Indebtedness” means and includes all Obligations that constitute “Debt” under the Revolving Credit Agreement or Term Credit Agreement or “Indebtedness” under the Second Lien Notes Indenture, as applicable.

“Insolvency or Liquidation Proceeding” means:

(1) a voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Borrower or any other Grantor;

(2) any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to the Borrower or any other Grantor or a material portion of the property of the Borrower or any other Grantor;

(3) a liquidation, dissolution, reorganization, or winding up of the Borrower or any other Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Obligations” means the “Secured Obligations” (or similar term) as defined in the applicable Junior Priority Collateral Documents and any equivalent term in any Refinancing thereof.

“Junior Priority Collateral” means any “Collateral” (or similar term) as defined in any Junior Priority Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Obligation, which Lien is, at any time of determination, a valid and perfected Lien that has not been avoided, disallowed, set aside, invalidated, or subordinated pursuant to Chapter 5 of the Bankruptcy Code.

“Junior Priority Collateral Documents” means the “Note Security Documents” as defined in the Second Lien Notes Indenture and any other collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Junior Priority Obligation, in each case, as may be amended, restated, amended and restated, supplemented, replaced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Junior Priority Debt Documents” means the Second Lien Notes Indenture and the other “Note Documents” as defined in the Second Lien Notes Indenture, in each case, as may be amended, restated, amended and restated, supplemented, replaced, extended, renewed, Refinanced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Junior Priority Enforcement Date” means, with respect to the Second Lien Collateral Agent, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Second Lien Notes Indenture) and (ii) the First Lien Collateral Agent’s receipt of written notice from the Second Lien Collateral Agent that (x) an Event of Default (under and as defined in the Second Lien Notes Indenture) has occurred and is continuing, (y) the Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof, at final maturity thereof or otherwise) in accordance with the terms of the Junior Priority Debt Documents and (z) the Second Lien Collateral Agent intends to exercise any rights or remedies; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the First Lien Collateral Agent has commenced and is actively pursuing any Enforcement Action with respect to all or any material portion of such Shared Collateral or (2) at any time with respect to Enforcement Actions against any Grantor that has granted a security interest in such Shared Collateral, if such Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Parties under Junior Priority Collateral Documents.

“Junior Priority Parties” means the Second Lien Collateral Agent, the Second Lien Notes Trustee, the Holders and the other holders of Junior Obligations.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, license, pledge, encumbrance, claim, charge, assignment for security, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to owned Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; provided that in no event shall an operating lease be deemed to be a Lien; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Majority Noteholders” means the Holders of a majority in principal amount of the Second Lien Notes issued under the Second Lien Notes Indenture then outstanding.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Parent Guarantor” means UP Energy Corporation, a Delaware corporation.

“Person” or “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by the First Lien Collateral Agent or any other Senior Secured Party from a Junior Priority Party in respect of Shared Collateral pursuant to this Agreement and all other Proceeds (as defined in the New York UCC) of Shared Collateral.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Revolving Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under the Revolving Credit Agreement.

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of April 12, 2017, among the Borrower, the Parent Guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, the Revolving Administrative Agent and the other parties thereto, as amended by that certain First Amendment to Credit Agreement, dated as of June 6, 2017 and that Second Amendment to Credit Agreement, dated as of April 19, 2018, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Revolving Credit Agreement Cap Amount” means (a) prior to any Refinancing of the Revolving Credit Agreement, $425,000,000 and (b) for any Refinancing of the Revolving Credit Agreement, the sum of (i) $425,000,000 and (ii) any additional Indebtedness incurred to pay interest, premiums, or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses incurred in connection therewith.

“Revolving Credit Agreement Obligations” means the “Obligations” as defined in the Revolving Credit Agreement and any equivalent term in any Refinancing thereof.

“Revolving Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Agreement.

“Revolving Loan Documents” means the Revolving Credit Agreement and the other “Loan Documents” as defined in the Revolving Credit Agreement, in each case, as may be amended, restated, amended and restated, supplemented, replaced, extended, renewed, Refinanced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Revolving Loans” means the “Loans” as defined in the Revolving Credit Agreement.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Trustee under the Second Lien Guaranty and Collateral Agreement.

“Second Lien Guaranty and Collateral Agreement” means that certain Second Lien Guaranty and Collateral Agreement, dated as of the date hereof, among the Borrower, each other Grantor party thereto and the Second Lien Collateral Agent, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Second Lien Notes” has the meaning assigned to such term in the Second Lien Notes Indenture.

“Second Lien Notes Indenture” means that certain Indenture, dated as of the date hereof, among the Borrower, the Parent Guarantor, the other guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee and the Second Lien Collateral Agent, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Second Lien Notes Trustee” means Wilmington Trust, National Association, as trustee under the Second Lien Notes Indenture, and shall include any successor Trustee under the Second Lien Notes Indenture.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Parties.

“Senior Collateral” means any “Collateral” (or similar term) as defined in any Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the “Security Instruments” as defined in the Revolving Credit Agreement and/or the Term Loan Credit Agreement and any other collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation, in each case, as may be amended, restated, amended and restated, supplemented, replaced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Senior Debt Documents” means the Revolving Loan Documents and the Term Loan Documents, in each case, as may be amended, restated, supplemented, replaced, extended, renewed, Refinanced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Senior Facilities” means the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Revolving Credit Agreement Obligations and the Term Loan Credit Agreement Obligations; provided that Senior Obligations shall not include any Excess Senior Obligations.

“Senior Secured Parties” means the Revolving Credit Agreement Secured Parties and the Term Loan Credit Agreement Secured Parties.

“Shared Collateral” means assets that are both Senior Collateral and Junior Priority Collateral.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, references to “Subsidiary” will be deemed to refer to a Subsidiary of the Parent Guarantor (other than the Borrower).

“Term Loan Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means that certain Senior Secured Term Loan Agreement, dated as of April 12, 2017, among the Borrower, the Parent Guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, the Term Loan Administrative Agent and the other parties thereto, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Term Loan Credit Agreement Cap Amount” means

(a) at any time prior to any Refinancing of the Term Loan Credit Agreement, an amount equal to (i) the sum of (x) $975,000,000 and (y) the aggregate amount of principal that represents the payment of interest in-kind in respect of Term Loans in the manner provided in the Term Loan Credit Agreement in effect on the date hereof and (z) the aggregate amount of principal that represents the payment of interest in-kind in respect of Term Loans in excess of the amount contemplated by the foregoing clause (y) so long as the payment thereof is not prohibited by Section 3.02(b)(1) of the Second Lien Notes Indenture as in effect on the date hereof minus (ii) any payments or prepayments of the principal under the Term Loan Credit Agreement, including in connection with any sales of assets and excluding only payments with proceeds of permitted Refinancing of the Term Loan Credit Agreement and (b) for any Refinancing of the Term Loan Credit Agreement, the sum of (i) the amount calculated at such time in accordance with the immediately preceding clause (a), (ii) any additional Indebtedness incurred to pay interest, premiums, or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses incurred in connection therewith, (iii) the aggregate amount of principal that represents the payment of interest in-kind in respect of Term Loans in the manner provided in the Term Loan Credit Agreement in effect on the date hereof and (iv) the aggregate amount of principal that represents the payment of interest in-kind in respect of Term Loans in excess of the amount contemplated by the foregoing clause (ii) so long as the payment thereof is not prohibited by Section 3.02(b)(1) of the Second Lien Notes Indenture as in effect on the date hereof.

“Term Loan Credit Agreement Obligations” means the “Obligations” as defined in the Term Loan Credit Agreement and any equivalent term in any Refinancing thereof.

“Term Loan Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Term Loan Credit Agreement.

“Term Loan Documents” means the Term Loan Credit Agreement and the other “Loan Documents” as defined in the Term Loan Credit Agreement, in each case, as may be amended, restated, amended and restated, supplemented, replaced, extended, renewed, Refinanced and/or otherwise modified from time to time in accordance with the terms of this Agreement.

“Term Loans” means the “Loans” as defined in the Term Loan Credit Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “or” is not exclusive. The word “shall” shall be construed to have the same meaning and effect as the word “will”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Debt Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01 Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second Lien Collateral Agent or any other Junior Priority Parties on the Shared Collateral or of any Liens granted to the First Lien Collateral Agent or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC of any applicable jurisdiction, any applicable law, any Junior Priority Document or any Senior Debt Document or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Obligations and (b) any Lien on the Shared Collateral securing any Junior Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Junior Priority Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the

Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Obligations for all purposes, whether or not such Liens securing any Senior Obligations are contractually subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

Section 2.02 Nature of Senior Lender Claims. The Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, acknowledges that (a) a portion of the Revolving Credit Agreement Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) subject to the limitations in the definitions of “Excess Revolving Credit Agreement Obligations” and “Excess Term Loan Credit Agreement Obligations”, the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Lien Collateral Agent or the other Junior Priority Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Junior Priority Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Junior Priority Document with respect to the incurrence of additional Senior Obligations.

Section 2.03 Prohibition on Contesting Liens. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and that the First Lien Collateral Agent, for itself and on behalf of each other Senior Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Obligations held (or purported to be held) by or on behalf of the Second Lien Collateral Agent or any of the other Junior Priority Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or Second Lien Collateral Agent to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents or Junior Priority Debt Documents.

Section 2.04 No Other Liens. The parties hereto (including the Borrower, on behalf of the Grantors) agree that it is their intention that the Senior Collateral and Junior Priority Collateral be identical, except to the extent set forth in Section 2.06. The parties hereto further agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Junior Priority Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Obligations (however, the refusal or failure of the First Lien Collateral Agent to accept such Lien will not prevent the Second Lien Collateral Agent or the other Junior Priority Parties from taking the Lien), and (b) if the Second Lien Collateral Agent or any other Junior Priority Party shall hold any Lien on any assets or property of any Grantor securing any Junior Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Collateral Documents, the Second Lien Collateral Agent or Junior Priority Party (i) shall notify the First Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the First Lien Collateral Agent, for the benefit of the Senior Secured Parties, as security for the Senior Obligations, shall assign such Lien to the First Lien Collateral Agent as security for the Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the First Lien Collateral Agent (however, the refusal or failure of the First Lien Collateral Agent to accept such Lien will not prevent the Second Lien Collateral Agent or the other Junior Priority Parties from taking the Lien), shall be deemed to hold and have held such Lien for the benefit of the First Lien Collateral Agent and the other Senior Secured Parties as security for the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or any other Senior Secured Party, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to the provisions of this Agreement (including Sections 4.01 and 4.02). The parties hereto further agree that, so long as the Discharge of Junior Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Junior Obligations (however, the refusal or failure of the Second Lien Collateral Agent to accept such Lien will not prevent the First Lien Collateral Agent or the other Senior Secured Parties from taking the Lien), and (b) if the First Lien Collateral Agent or any other Senior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Senior Obligations that are not also subject to the Liens securing all Junior Obligations under the Junior Priority Collateral Documents, the First Lien Collateral Agent or Senior Secured Party shall notify the Second Lien Collateral Agent promptly upon becoming aware thereof (provided that the failure by the First Lien Collateral Agent or such Senior Secured Party to provide such notice shall not result in the impairment or invalidity of such Liens) and such Grantor shall promptly grant a similar Lien on such assets to the Second Lien Collateral Agent (except with respect to any Lien with respect to which the Second Lien Collateral Agent has declined or failed to accept such grant on behalf of the Junior Priority Parties) for the benefit of the Second Lien Collateral Agent and the other Junior Priority Parties as security for the Junior Obligations. The First Lien Collateral Agent and Second Lien Collateral Agent agree that the documents and agreements creating or evidencing the Senior Collateral and the Junior Priority Collateral and guarantees for the Senior Obligations and the Junior Obligations shall be in all material respects the same forms of documents other than with respect to the senior and junior lien nature of the Obligations thereunder.

Section 2.05 Perfection of Liens. Except for the limited agreements of the First Lien Collateral Agent pursuant to Section 5.05 hereof, the First Lien Collateral Agent and the other Senior Secured Parties shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Lien Collateral Agent or the other Junior Priority Parties. The provisions of this Agreement are intended to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Parties and shall not impose on the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent, the other Junior Priority Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06 Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Revolving Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the First Lien Collateral Agent pursuant to Section 2.08(j) of the Revolving Credit Agreement (or any corresponding successor provisions) shall be applied as specified in the Revolving Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

Section 3.01 Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither the Second Lien Collateral Agent nor any Junior Priority Party will (w) file or commence any Insolvency or Liquidation Proceeding against the Borrower or any other Guarantor, (x) exercise or seek to exercise any Enforcement Action (including the rights to set off or credit bid their debt) with respect to any Shared Collateral in respect of any Junior Obligations, or institute (or join with any Person in instituting) any action or proceeding with respect to such Enforcement Action, (y) contest, protest or object to any Enforcement Action with respect to the Shared Collateral or any foreclosure proceeding or action brought with respect to any other Senior Collateral by the First Lien Collateral Agent or any other Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the First Lien Collateral Agent or any other Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Collateral Agent or any other Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Shared Collateral, the Senior Collateral or the Senior Obligations or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any Enforcement Action (including any foreclosure proceeding or action or any other exercise of any rights or remedies) relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise expressly provided for in clause (F) of the immediately following proviso, the First Lien Collateral Agent and the Senior Secured Parties shall have the exclusive right to take an Enforcement Action (including the rights to set off or credit bid their debt) with respect to the Shared Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any other Junior Priority Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second Lien Collateral Agent may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations, (B) the Second Lien Collateral Agent may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the First Lien Collateral Agent or the other Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) the Second Lien Collateral Agent and the other Junior Priority Parties may exercise their rights and remedies as unsecured creditors, solely to the extent provided in Section 5.04, (D) the Junior Priority Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) the Junior Priority Parties may vote with respect to any Plan of Reorganization in a manner that is consistent with and otherwise in accordance with this Agreement (including Section 6.10(b)), and (F) subject to the following proviso, from and after the Junior Priority Enforcement Date, the Second Lien Collateral Agent may exercise or seek to exercise any Enforcement Action (including the rights to set off or credit bid their debt) with respect to any Shared Collateral in respect of any Junior Obligations, or institute (or join with any Person in instituting) any action or proceeding with respect to such Enforcement Action; provided that, notwithstanding the occurrence of the Junior Priority Enforcement Date, at any time prior to the commencement by the Second Lien Collateral Agent of the exercise of any such rights or remedies with respect to all or a material portion of the Shared Collateral following the Junior Priority Enforcement Date, in the event that the First Lien Collateral Agent has commenced and is actively pursuing any Enforcement Action with respect to all or a material portion of such Shared Collateral, the Second Lien Collateral Agent shall not be permitted to exercise or seek to exercise any Enforcement Action (including the rights to set off or credit bid their debt) with respect to any Shared Collateral in respect of any Junior Obligations, or institute (or join with any Person in instituting) any action or proceeding with respect to such Enforcement Action (in each case of (A) through (F) above, solely to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement). In exercising rights and remedies with respect to the Senior Collateral, the First Lien Collateral Agent and the other Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all of the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in clause (F) of the proviso in Section 3.01(a)(ii) and in Section 6.03, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, agrees that it will not, in any context, including in its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in clause (F) of the proviso in Section 3.01(a)(ii) and in Section 6.03, the sole right of the Second Lien Collateral Agent and the other Junior Priority Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, (i) agrees that neither the Second Lien Collateral Agent nor any other Junior Priority Party will take any action that would hinder any exercise of remedies (including an Enforcement Action) undertaken by the First Lien Collateral Agent or any other Senior Secured Party with respect to the Shared Collateral, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or any Junior Priority Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the other Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other Senior Secured Party is adverse to the interests of the Junior Priority Parties; provided that nothing in this Section 3.01(c) shall be construed to prevent or impair the rights of any Junior Priority Party to contest or object to the release of its Liens on the Shared Collateral to the extent expressly permitted under Section 6.01.

(d) The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Subject to clause (F) of the proviso in Section 3.01(a)(ii), the First Lien Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Lien Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral, and the Second Lien Collateral Agent shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Parties with respect to the Shared Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Lien Collateral Agent, or for the taking of any other action authorized by the Junior Priority Collateral Documents.

Section 3.02 [Reserved].

Section 3.03 Actions upon Breach. Should the Second Lien Collateral Agent or any other Junior Priority Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First Lien Collateral Agent or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower or any other Grantor may obtain relief against the Second Lien Collateral Agent or such other Junior Priority Party by injunction, specific performance or other appropriate equitable relief. The Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Lien Collateral Agent or any other Junior Priority Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages, (ii) agrees that the Borrower’s and the other Grantors’ damages from the actions of the Second Lien Collateral Agent or any other Junior Priority Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower or any other Grantor cannot demonstrate damage or be made whole by the awarding of damages, and (iii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Collateral Agent, any other Senior Secured Party, or the Borrower or any other Grantor.

ARTICLE IV

Payments

Section 4.01 Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral or upon the exercise of any other remedies (including an Enforcement Action) shall be applied by the First Lien Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the First Lien Collateral Agent shall deliver promptly to the Second Lien Collateral Agent any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Junior Obligations in such order as specified in the relevant Junior Priority Debt Documents until the Discharge of Junior Obligations has occurred. Upon the Discharge of Junior Obligations, the Second Lien Collateral Agent shall deliver promptly to the First Lien Collateral Agent any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the First Lien Collateral Agent to the Excess Senior Obligations in such order as specified in the applicable Senior Debt Documents until such Excess Senior Obligations have been paid in full in cash. Upon the payment in full in cash of the Excess Senior Obligations, any Shared Collateral or Proceeds thereof shall be distributed to the relevant Grantor or, to the extent directed by such Grantor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive the then remaining amount to be distributed.

Section 4.02 Payments Over. Subject to Section 6.03 hereof, unless and until the Discharge of Senior Obligations has occurred, (a) regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or Proceeds thereof received by the Second Lien Collateral Agent or any other Junior Priority Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, whether or not in contravention of this Agreement or otherwise, and (b) any distributions received by the Second Lien Collateral Agent or any other Junior Priority Party with respect to its secured claims pursuant to an Insolvency or Liquidation Proceeding, shall, in the case of clauses (a) and (b), be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements (as reasonably determined by the First Lien Collateral Agent), or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any other Junior Priority Party. This authorization is coupled with an interest and is irrevocable. For the avoidance of doubt, this Agreement provides for Lien priorities as between the Senior Secured Parties with respect to the Senior Obligations, on the one hand, and the Junior Priority Parties with respect to the Junior Obligations, on the other hand, and does not subordinate the Junior Obligations to the Senior Obligations in right of payment. Notwithstanding anything to the contrary herein, to the extent that the Second Lien Collateral Agent or any other Junior Priority Party is required to pay over any Shared Collateral or Proceeds thereof as a result of any avoidance or invalidation of or defect with respect to any Senior Lien, the Second Lien Collateral Agent and the Junior Priority Parties shall only be required to pay over any such Shared Collateral or Proceeds in excess of the amount that the Second Lien Collateral Agent or the Junior Priority Parties would have received and been entitled to but for such avoidance, invalidation or defect.

ARTICLE V

Other Agreements

Section 5.01 Releases and Related Matters.

(a) The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that, in the event of (i) a sale, transfer or other disposition of any Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Parent Guarantor) or (ii) a termination and release of a Subsidiary Guarantor from its obligations under its guaranty of Senior Obligations, in each case, (A) by, or with the consent of, both of the First Lien Collateral Agent and the Second Lien Collateral Agent, (B) permitted under both of the Senior Debt Documents and the Junior Priority Debt Documents or (C) pursuant to an Enforcement Action, the Liens granted to the Second Lien Collateral Agent and the other Junior Priority Parties upon such Shared Collateral to secure Junior Obligations and/or the obligations of such Subsidiary Guarantor under its guaranty of the Junior Obligations, as applicable, shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) terminate and be released, immediately and automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations and/or the termination and release of all obligations of such Subsidiary Guarantor under its guaranty of Senior Obligations, as applicable; provided that the Liens securing the Senior Obligations and the Junior Obligations will attach to the Proceeds of the sale, transfer or other disposition on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement. Upon delivery to a Second Lien Collateral Agent of an executed certificate of a Responsible Officer stating that any such termination and release of Liens on the Shared Collateral securing the Senior Obligations and/or such termination and release of such Subsidiary Guarantor from its obligations under its guaranty of Senior Obligations, as the case may be, has become effective and is in compliance with this Agreement (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Parties and the Second Lien Collateral Agent and/or such termination and release of such Subsidiary Guaranty under its guaranty of Junior Obligations, as applicable, and will be in compliance with this Agreement), and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Second Lien Collateral Agent will promptly execute, deliver or acknowledge, at the Borrower’s or the other applicable Grantor’s sole cost and expense, such instruments reasonably requested by the Borrower or any other Grantor to evidence such termination and release of the Liens or of such Subsidiary Guarantor from its obligations under its guaranty of Junior Obligations. Nothing in this Section 5.01(a) will be deemed to affect any agreement of the Second Lien Collateral Agent, for itself and on behalf of the other Junior Priority Parties, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Other than for purposes of clause (A) of Section 5.01(a), the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or other Junior Priority Party or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release. The First Lien Collateral Agent hereby agrees to take action reasonably requested by the Grantors to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c) Unless and until the Discharge of Senior Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Lien Collateral Agent or the other Junior Priority Parties to receive required payments of interest, principal and other amounts in respect of the Junior Obligations not otherwise in contravention of this Agreement; provided further, that the immediately preceding proviso shall not apply and such payments shall be subject to Section 4.02 in the event the Second Lien Collateral Agent or any Junior Priority Party receives such payments from Proceeds of Shared Collateral in connection with the exercise by the Second Lien Collateral Agent of its rights under Section 3.01(a)(ii)(F).

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor to (i) make any payments in respect of any item of Shared Collateral to, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the First Lien Collateral Agent or any other Senior Secured Party, on the one hand, and the Second Lien Collateral Agent or any other Junior Priority Party, on the other hand, such Grantor may, until the Discharge of Senior Obligations has occurred, comply with such requirement under any applicable Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Lien Collateral Agent or other Senior Secured Party; provided, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or event of default to exist under any Senior Debt Document or any Junior Priority Document.

Section 5.02 Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the First Lien Collateral Agent and the other Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, to (a) adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the First Lien Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Second Lien Collateral Agent for the benefit of the Junior Priority Parties pursuant to the terms of the applicable Junior Priority Debt Documents, (iii) third, after the occurrence of the Discharge of Junior Obligations, to the First Lien Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Senior Debt Documents for the payment of any Excess Senior Obligations until such Excess Senior Obligations have been paid in full in cash, and (iv) fourth, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Agent or any other Junior Priority Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.02 to be applied in accordance with the immediately preceding sentence.

Section 5.03 Amendments to Debt Documents.

(a) The Senior Debt Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Junior Priority Party, so long as not prohibited by the Junior Priority Debt Documents in effect on the date hereof, all without affecting the Lien priorities provided for herein and the other provisions hereof; provided, however, that, without the consent of the Majority Noteholders, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene the provisions of this Agreement or (ii) solely to the extent that the stated maturity date of the Indebtedness outstanding under the Second Lien Notes Indenture is earlier than the stated maturity date of the Senior Obligations, contractually restrict or otherwise directly and adversely affect the payment at or following (and, for the avoidance of doubt, solely at or following, and not prior to) the stated maturity date of the Indebtedness outstanding under the Second Lien Notes Indenture.

(b) Without the prior written consent of the First Lien Collateral Agent, no Junior Priority Document may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Document, would (i) contravene the provisions of this Agreement, (ii) be prohibited by the Senior Debt Documents in effect on the date hereof, (iii) change to earlier dates any scheduled (other than mandatory prepayments) dates for payment of principal (including the final maturity date) on Indebtedness under such Junior Priority Document or cause any additional scheduled payments (other than mandatory prepayments) of principal on Indebtedness to be paid, in each case, only to the extent such payment is scheduled to be paid prior to the final maturity date of any applicable Senior Obligation, or (iv) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the amount of such Senior Obligations permitted to be incurred in accordance with the terms of the Junior Priority Debt Documents in effect on the date hereof or such later date to the extent such amount has been increased. No Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.

(c) The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that the Borrower shall cause each Junior Priority Collateral Document to include the following language (or language to similar effect reasonably approved by the First Lien Collateral Agent and reasonably acceptable to the Second Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Lien Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interest granted in favor of the Senior Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below), including liens and security interests granted to Bank of Montreal, as collateral agent (or permitted successor collateral agent), pursuant to or in connection with (1) the Credit Agreement, dated as of April 12, 2017, among the Borrower, the Parent Guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, the Bank of Montreal, as Administrative Agent and the other parties thereto, as amended by that certain First Amendment to Credit Agreement, dated as of June 6, 2017 and that Second Amendment to Credit Agreement, dated as of April 19, 2018, as further amended, restated, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time and (2) the Senior Secured Term Loan Agreement, dated as of April 12, 2017, among the Borrower, the Parent Guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Barclays Bank PLC, Administrative Agent and the other parties thereto, as further amended, restated, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the Second Lien Collateral Agent hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among Bank of Montreal, as First Lien Collateral Agent, Wilmington Trust, National Association, as Second Lien Collateral Agent, the Borrower, the Parent Guarantor and the Subsidiaries of the Parent Guarantor from time to time party thereto and affiliated and other entities from time to time party thereto. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(d) In the event that the First Lien Collateral Agent and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the other Senior Secured Parties, the Borrower or any other Grantor thereunder (excluding any amendment, waiver or consent resulting in the release of any Liens in Senior Collateral or having a substantially similar effect of a release), then such amendment, waiver or consent shall, unless such amendment, waiver or consent would be prejudicial to the rights of the Junior Priority Parties to a greater extent than to the rights of the Senior Secured Parties (other than with respect to the Lien priorities with respect to the Junior Priority Parties and the Senior Secured Parties set forth herein), apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of the Second Lien Collateral Agent or any other Junior Priority Party and without any action by the Second Lien Collateral Agent, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is required by Section 5.01(a) or under the Junior Priority Documents and provided that there is a release of the corresponding Senior Liens, (B) amend, modify or otherwise affect the rights, privileges, immunities or duties of the Second Lien Collateral Agent in its role as Second Lien Collateral Agent without its prior written consent or (C) permit any additional Liens on any Shared Collateral that are not permitted under the terms of the Junior Priority Documents or ARTICLE VI of this Agreement, and (ii) written notice of such amendment, waiver or consent shall have been given by the Borrower to the Second Lien Collateral Agent within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(e) The Borrower agrees to deliver to each of the First Lien Collateral Agent and the Second Lien Collateral Agent copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Junior Priority Debt Documents and (ii) any new Senior Debt Documents or Junior Priority Debt Documents promptly after effectiveness thereof.

Section 5.04 Rights as Unsecured Creditors. The Second Lien Collateral Agent and the other Junior Priority Parties may exercise any rights and remedies as unsecured creditors they may have against the Borrower and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any express provision of this Agreement (it being understood that any express provision of this Agreement that requires any party hereto to act or to refrain from acting shall be applicable to such party in its respective capacities as a secured creditor and as an unsecured creditor). Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Junior Priority Party of the required payments of principal, premium, interest, fees, indemnities, expenses and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Lien Collateral Agent or any other Junior Priority Party of rights or remedies as a secured creditor in respect of Shared Collateral in contravention of this Agreement or is not otherwise subject to turnover pursuant to Section 4.02 or Section 6.03. In the event the Second Lien Collateral Agent or any other Junior Priority Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations and any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the other Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05 Gratuitous Bailee for Perfection.

(a) The First Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral (including for avoidance of doubt, deposit accounts subject to control agreements) that can be perfected by the possession, control (including as defined in Section 9-104 of the UCC) or notation of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of, or notated in the name of, such First Lien Collateral Agent, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the First Lien Collateral Agent shall also hold, control or notate such

Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Second Lien Collateral Agent, in each case solely for the purpose of perfecting the Liens granted under the Junior Priority Collateral Documents or granting rights or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the First Lien Collateral Agent and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Second Lien Collateral Agent and the other Junior Priority Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The First Lien Collateral Agent and the other Senior Secured Parties shall have no obligation whatsoever to the Second Lien Collateral Agent or any other Junior Priority Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.05 shall be limited solely to holding, controlling or being notated on the Shared Collateral and the related Liens referred to in paragraph (a) of this Section 5.05 as sub-agent and gratuitous bailee for the Second Lien Collateral Agent for purposes of perfecting the Lien held by the Second Lien Collateral Agent on behalf of the Junior Priority Parties.

(d) The First Lien Collateral Agent shall not have, by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Second Lien Collateral Agent or any other Junior Priority Party, and the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, hereby waives and releases the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agents’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of Senior Obligations, the First Lien Collateral Agent shall, at the Grantors’ sole cost and expense, (i)(A) deliver to the Second Lien Collateral Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such First Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, or the notation of, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements or notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Second Lien Collateral Agent is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Collateral Agent for any loss or damage suffered by the First Lien Collateral Agent as a result of such transfer, except for any loss or damage suffered by any such Person that is determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Person or (to the extent involved in or aware of such transfer) any of its Controlling Persons or Controlled Affiliates or any of the officers, directors, employees, partners or agents of any of the foregoing. The First Lien Collateral Agent shall have no obligations to follow instructions from the Second Lien Collateral Agent or any other Junior Priority Party in contravention of this Agreement.

(f) None of the First Lien Collateral Agent nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to the First Lien Collateral Agent or any other Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. Without limiting any of the foregoing, the Second Lien Collateral Agent, on behalf of itself and each Junior Priority Party, hereby agrees that it will not, and hereby waives any right to, assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

Section 5.06 When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Senior Obligations, the Borrower or any Subsidiary consummates any Refinancing of or incurs any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such consummation or incurrence as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein, and the agent, representative or trustee for the holders of such Senior Obligations shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new First Lien Collateral Agent) from the Borrower and the new First Lien Collateral Agent under the agreement governing such Senior Obligations, the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new First Lien Collateral Agent shall reasonably request in writing in order to provide the new First Lien Collateral Agent the rights of a First Lien Collateral Agent contemplated hereby, (b) deliver to such First Lien Collateral Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Second Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, or the notation, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral, (c) notify any applicable insurance carrier that the new First Lien Collateral Agent is entitled to be the loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new First Lien Collateral Agent is entitled to approve any awards granted in such proceeding.

Section 5.07 Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following (a) the acceleration of any Senior Obligations in accordance with the terms of the applicable Senior Debt Document, (b) a payment Event of Default (under and as defined in the Senior Debt Document governing any Senior Facility as of the date hereof) at or following final maturity of such Senior Facility, or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the first of any such Purchase Event to occur, one or more of the Junior Priority Parties may request, and the Senior Secured Parties hereby offer the Junior Priority Parties the option on a ratable basis consistent with their respective Junior Priority Obligations, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus (to the extent received by the Junior Priority Parties within ninety (90) days after the consummation of such purchase) any premium that would be applicable upon prepayment of the Senior Obligations (including as a result of the occurrence of such Purchase Event, and in the case of any Swap Agreements, on a per Secured Swap Provider basis, the positive amount that is payable by the Borrower or relevant Guarantor thereunder reflecting any unpaid amount then due or amount owing in connection with the termination (or early termination) on or prior to the date of the consummation of such purchase after giving effect to offset and netting arrangements in respect of such Secured Swap Provider, but excluding any rights of the Senior Secured Parties with respect to indemnification and other obligations of the Company and Guarantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents and any prepayment penalties or premiums), the cash collateral to be furnished to the Senior Secured Parties providing letters of credit under the Senior Debt Document in accordance with the terms thereof and accrued and unpaid interest, fees and expenses, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption). If less than all Junior Priority Parties have exercised such purchase right within thirty (30) days of such Purchase Event, the purchase right with respect to the Senior Obligations that were initially offered to such non-accepting Junior Priority Parties may be exercised, on a ratable or greater than ratable basis, within an additional ten (10) days by the Junior Priority Parties that have exercised such purchase right. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Priority Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the purchasing Junior Priority Parties, in each case, at no cost or expense to the Grantors. If none of the Junior Priority Parties exercises such right within thirty (30) days of such Purchase Event, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement. Each Grantor and the First Lien Collateral Agent, on behalf of each Senior Secured Party, irrevocably consents to any assignment effected to one or more Junior Priority

Parties pursuant to this Section 5.07 (so long as such Junior Priority Parties meet all eligibility standards contained in all relevant Senior Debt Documents) and authorizes the purchasing Junior Priority Parties to execute all required assignment documentation on their behalf for purposes of all Senior Debt Documents and hereby agrees that no further consent from such Grantor or any Senior Secured Party shall be required.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01 Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent or any other Senior Secured Party shall consent (or not object) to the use of cash or the sale or use of other collateral or consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that it will raise no objection to and will not otherwise contest (a) such use of such cash or other collateral, unless the First Lien Collateral Agent shall oppose or object to such use of cash collateral (in which case, no Second Lien Collateral Agent nor any other Junior Priority Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); (b) such DIP Financing, so long as (1) the Second Lien Collateral Agent retains its Liens on the Junior Priority Collateral, for the benefit of the Junior Priority Parties, with the same priority relative to the Senior Obligations as is set forth in Section 2.01, (2) (x) the sum of (A) the aggregate principal amount of such DIP Financing, including any Senior Obligations refinanced with or otherwise “rolled up” by such DIP Financing, plus (B) the aggregate principal amount of Senior Obligations that are not refinanced with or otherwise “rolled up” by such DIP Financing, does not exceed (y) an amount equal to 120% of the aggregate principal amount of the Senior Obligations outstanding as of the date of the commencement of such Insolvency or Liquidation Proceeding prior to the funding of such DIP Financing, (3) such DIP Financing is secured by a Lien on the Shared Collateral which is pari passu with or senior in priority to the Lien securing the Senior Obligations and (4) such DIP Financing does not compel any Grantor to seek to sell all or substantially all of its assets or seek confirmation of a specific Plan of Reorganization with respect to which all or a material portion of the material terms are set forth in the cash collateral order or DIP Financing documents (provided that, for the avoidance of doubt, plan terms regarding the liquidation of non-material assets or providing for the Discharge of Senior Obligations are not material terms), and unless the First Lien Collateral Agent shall oppose or object to such DIP Financing, and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations or the Shared Collateral made by the First Lien Collateral Agent or any other Senior Secured Party; (d) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Shared Collateral or Senior Collateral or under Section 363(k) of the Bankruptcy Code or other applicable law; (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (f) any order (including orders to retain professionals or set bid procedures) relating to a sale or other disposition of any Shared Collateral of any Grantor to which the First Lien Collateral Agent has consented or not objected; provided that (1) the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale or other disposition on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement, (2) in the event that the Proceeds of any such sale or other disposition shall not be applied (to the extent applicable) in accordance with Section 4.01 or to permanently reduce the obligations owing pursuant to any DIP Financing, the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, may object to or contest such use of proceeds to the extent applied other than in accordance with Section 4.01 or to permanently reduce the obligations owing pursuant to any DIP Financing (but not, for the avoidance of doubt, to such sale or disposition itself) and (3) any Junior Priority Party may contest or object to the release of its Liens on such Shared Collateral in connection with such sale or other disposition solely to the extent an unsecured creditor could contest under applicable law the valuation of such Shared Collateral in such sale or other disposition; provided, however, that the Junior Priority Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the Discharge of Senior Obligations (including the payment in full in cash of the Senior Obligations) concurrently with the consummation of such credit bid. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice. Notwithstanding anything herein to the contrary, neither the Second Lien Collateral Agent or any Junior Priority Party may provide or offer to provide any DIP Financing unless (x) in the case of any such DIP Financing that is secured by Liens on the Shared Collateral senior or pari passu with the Liens on the Shared Collateral securing the Senior Obligations, such DIP Financing shall result in the Discharge of Senior Obligations substantially concurrently with the making or funding of the initial extensions of credit thereunder and/or (y) in the case of any such DIP Financing secured by Liens on the Shared Collateral that are junior and subordinated to the Liens on the Shared Collateral securing the Senior Obligations, none of the Senior Secured Parties are providing or have offered to provide, or have consented to any third-party providing, any DIP Financing (and any such DIP Financing provided by such Junior Priority Parties shall otherwise be treated as Junior Obligations for purposes of this Agreement).

Section 6.02 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Lien

Collateral Agent; provided that in the event that the First Lien Collateral Agent, for itself and on behalf of the other Senior Secured Parties, is granted relief from the automatic stay or any other such stay, then the Second Lien Collateral Agent, for itself and on behalf of the other Junior Priority Parties, may seek relief from such stay, solely on terms substantially identical to those granted to the First Lien Collateral Agent and subject to the terms of this Agreement (including without limitation, Section 3.01(a)).

Section 6.03 Adequate Protection. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by the First Lien Collateral Agent or any other Senior Secured Parties for adequate protection in any form, (b) any objection by the First Lien Collateral Agent or any other Senior Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or other Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the First Lien Collateral Agent or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Shared Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing all Senior Obligations and all adequate protection Liens granted to the Senior Secured Parties, on the same basis as the other Liens securing the Junior Obligations are subordinated to the Liens securing Senior Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Parties are subordinated to the claims of the Senior Secured Parties under this Agreement; provided that each Junior Priority Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any Plan of Reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event the Second Lien Collateral Agent, for itself and on behalf of the other Junior Priority Parties, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral, then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agree that the First Lien Collateral Agent shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the Senior Obligations and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the Junior Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Obligations are subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Parties shall be subject to Section 4.02), and/or (iii) in the event the Second Lien Collateral Agent, for itself and on behalf of the other Junior Priority Parties, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, agree that the First Lien Collateral Agent shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition interest, fees and expenses, and/or other cash payments, then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Priority Parties; provided that if the Junior Priority Parties received such adequate protection payments prior to the Discharge of Senior Obligations, then upon the effective date of any Plan of Reorganization or the conclusion or dismissal of the applicable Insolvency or Liquidation Proceeding, the Junior Priority Parties shall turn over to the First Lien Collateral Agent (for application in accordance with Section 4.01) an amount equal to the lesser of (A) such adequate protection payments (other than on account of incurred legal fees and expenses) received by the Junior Priority Parties and (B) the amount necessary to cause the Discharge of Senior Obligations, unless such Plan of Reorganization is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

Section 6.04 Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

Section 6.05 Separate Grants of Security and Separate Classifications. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Junior Obligations, and the Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, hereby acknowledges and agrees to turn over to the First Lien Collateral Agent amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Parties.

Section 6.06 No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the First Lien Collateral Agent or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Party, including the seeking by any Junior Priority Party of adequate protection or the assertion by any Junior Priority Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

Section 6.07 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08 Other Matters. To the extent that the Second Lien Collateral Agent or any other Junior Priority Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, agrees not to assert any such rights, except as expressly provided in this Agreement, without the prior written consent of the First Lien Collateral Agent, provided that if requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights.

Section 6.09 506(c) Claims. Until the Discharge of Senior Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

Section 6.10 Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Junior Priority Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with the lien priorities set forth in this Agreement or any other provision of this Agreement, unless any such Plan of Reorganization (i) results in the Discharge of Senior Obligations, including the repayment in cash, in full of the Senior Obligations (other than with respect to unasserted contingent indemnification obligations and contingent reimbursement obligations), by a date that is no later than the effective date of such Plan of Reorganization or (ii) is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

Section 6.11 Section 1111(b) of the Bankruptcy Code. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, shall not object to, oppose, support any objection to, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Second Lien Collateral Agent, for itself and on behalf of each other Junior Priority Party, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

Section 6.12 Post-Petition Interest.

(a) None of the Second Lien Collateral Agent or any other Junior Priority Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims held by the Junior Priority Parties).

(b) None of the First Lien Collateral Agent or any or other Senior Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Junior Priority Party for allowance in any Insolvency or Liquidation Proceeding of Junior Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Junior Priority Parties on the Shared Collateral (after taking into account the Senior Obligations).

ARTICLE VII

Reliance; Etc.

Section 7.01 Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, acknowledges that it and such other Junior Priority Parties have, independently and without reliance on the First Lien Collateral Agent or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement; provided, that the foregoing shall not impose any obligation on the Second Lien Collateral Agent to make any such credit analysis.

Section 7.02 No Warranties or Liability. The Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, acknowledges and agrees that neither the First Lien Collateral Agent nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Collateral Agent and the Junior Priority Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any other Senior Secured Party shall have any duty to the Second Lien Collateral Agent or any other Junior Priority Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Facilities or any other Senior Debt Document or of the terms of the Second Lien Notes Indenture or any other Junior Priority Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) the Second Lien Collateral Agent or other Junior Priority Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.01 Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Document, the provisions of this Agreement shall govern.

Section 8.02 Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any other Junior Priority Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the Revolving Credit Agreement, Term Loan Credit Agreement or Second Lien Notes, as applicable). Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties, the Junior Priority Parties and the Grantors and their respective successors and assigns; provided that any such amendment, supplement or waiver which is materially adverse to the interests of the Borrower or which by the terms of this Agreement expressly requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any Grantor, shall require the consent of the Borrower.

Section 8.04 Information Concerning Financial Condition of the Borrower and the Subsidiaries. Without imposing any duty on the First Lien Collateral Agent or the Second Lien Collateral Agent beyond what is set forth in the applicable Debt Documents, the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent Guarantor, the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent, any other Senior Secured Party, the Second Lien Collateral Agent or any other Junior Priority Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05 Subrogation. The Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 8.06 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate and consistent and in accordance with the terms of the Senior Debt Documents. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07 Additional Grantors. The Borrower agrees that, if any Restricted Subsidiary that is not an Excluded Subsidiary shall become a Grantor after the date hereof pursuant to the requirements set forth in Section 8.14 of the Revolving Credit Agreement, Section 8.14 of the Term Loan Credit Agreement and Section 3.11 of the Second Lien Notes Indenture, it will promptly cause such Restricted Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Restricted Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Second Lien Collateral Agent and the First Lien Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08 Dealings with Grantors. Upon any application or demand by the Borrower or any other Grantor to any Representative to take any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the reasonable written request of such Representative, such Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer stating that all conditions precedent, if any, expressly provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with or waived, except (a) that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished or (b) for conditions that require the approval or satisfaction of any other Person or require actions not in the Borrower’s or any Grantor’s control.

Section 8.09 [Reserved.]

Section 8.10 [Reserved].

Section 8.11 Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the other Secured Parties for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; provided that nothing in this Agreement shall affect any right that any Representative or Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Collateral Document against any Grantor or its properties in the courts of any jurisdiction;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any other Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

Section 8.12 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)	if to any Borrower or any other Grantor, to the Borrower, at its address at:

Ultra Resources, Inc.

116 Inverness Drive E. #400

Englewood, CO 80112

Attention: Andrew Kidd

Email: akidd@ultrapetroleum.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Mary Kogut Brawley

Email: mary.kogut@kirkland.com

(ii)	if to the First Lien Collateral Agent, to it at:

Bank of Montreal

700 Louisiana Street, Suite 200

Houston, Texas 77002

Attention: Gumaro Tijerina

Email: gumaro.tijerina@bmo.com

With copies to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 5400

Attention: Richard Sitton

Email: rsitton@stblaw.com

(iii)	if to the Second Lien Collateral Agent to it at:

Wilmington Trust, National Association

15950 North Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Ultra Resources Second Lien Administrator

Facsimile: (888) 316-6238

With copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Damian S. Schaible

Eli J. Vonnegut
Email:	damian.schaible@davispolk.com
eli.vonnegut@davispolk.com

and (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, Connecticut 06103

Attention: Marie C. Pollio, Esq.

Fax: (860) 251-5212

Email: mpollio@goodwin.com

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 8.13 Further Assurances. The First Lien Collateral Agent, on behalf of itself and each other Senior Secured Party, the Second Lien Collateral Agent, on behalf of itself and each other Junior Priority Party, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested), at the Borrower’s sole cost and expense, as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.14 GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.15 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent, the other Junior Priority Parties, the Borrower, the other Grantors party hereto, and their respective successors and assigns.

Section 8.16 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.17 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.18 Authorization. By its signature, each Person (other than an individual) executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement, and by accepting the benefits of this Agreement, each Senior Secured Party and Junior Priority Party shall be deemed to have authorized the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, to enter into this Agreement and perform its obligations hereunder. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the Senior Secured Parties. The Second Lien Collateral Agent represents and warrants that this Agreement is binding upon the Junior Priority Parties.

Section 8.19 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First Lien Collateral Agent, the other Senior Secured Parties, the Second Lien Collateral Agent and the other Junior Priority Parties, the Grantors, and their respective permitted successors and assigns, and no other Person (including any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the rights or obligations of the Borrower or any other Grantor, which obligations are absolute and unconditional, to pay the Senior Obligations and the Junior Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.20 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.21 Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Revolving Credit Agreement and collateral agent for the Senior Secured Parties and the provisions of Article XI of the Revolving Credit Agreement and Article XI of the Term Loan Credit Agreement applicable to the Agents (as defined in the Revolving Credit Agreement) thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as collateral trustee under the Junior Priority Debt Documents and the provisions of Article VII and Article XI of the Second Lien Notes Indenture applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder. It is understood that any determination, request, direction, consent or election, deeming any action or document reasonable, appropriate or satisfactory, exercising discretion, or exercising any right or duty under this Agreement to be made by the Second Lien Collateral Agent shall be pursuant to written direction from the Second Lien Notes Trustee or the requisite percentage of Holders under the Second Lien Notes Indenture.

Section 8.22 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Facilities, any other Senior Debt Document, the Second Lien Notes Indenture or any other Junior

Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Facilities, any other Senior Debt Document, the Second Lien Notes Indenture or any other Junior Priority Document.

Section 8.23 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF MONTREAL,
as Revolving Administrative Agent and First Lien Collateral Agent

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

BARCLAYS BANK PLC,
as Term Loan Administrative Agent

By:	/s/ Robert Walsh

Name: Robert Walsh
Title: Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Second Lien Notes Trustee and Second Lien Collateral Agent

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

[First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

ULTRA RESOURCES, INC.,
as a Grantor

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

[First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

ULTRA PETROLEUM CORP.,
as a Grantor

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

UP ENERGY CORPORATION, as a Grantor

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

ULTRA RESOURCES, INC.,
sole member of Keystone Gas Gathering, LLC, Ultra Wyoming, LLC, UPL Pinedale, LLC and UPL Three Rivers Holdings, LLC, as Grantors

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

ULTRA WYOMING, LLC,
sole member of Ultra Wyoming LGS, LLC, as a Grantor

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

[First Lien/Second Lien Intercreditor Agreement]

ANNEX I

SUPPLEMENT NO. [ ] (“Supplement”) dated as of [_________], 20[__], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of December 21, 2018 (the “First Lien/Second Lien Intercreditor Agreement”), among BANK OF MONTREAL, as Revolving Administrative Agent and as First Lien Collateral Agent under the Senior Facilities, BARCLAYS BANK PLC, as Term Loan Administrative Agent, Wilmington Trust, National Association, as Second Lien Collateral Agent under the Junior Priority Debt Documents, and acknowledged and agreed to by ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), UP ENERGY CORPORATION, a Delaware corporation (the “Parent Guarantor”), and the other Grantors (as defined therein) from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the Revolving Credit Agreement, the Term Loan Credit Agreement and the Second Lien Notes Indenture, as applicable, certain newly acquired or organized Restricted Subsidiaries that are not Excluded Subsidiaries are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Restricted Subsidiaries that are not Excluded Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary that is not an Excluded Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Revolving Credit Agreement, the Term Loan Credit Agreement, and the Second Lien Notes Indenture, as applicable.

Accordingly, the First Lien Collateral Agent, the Second Lien Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants on the date hereof to the First Lien Collateral Agent, the Second Lien Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the First Lien Collateral Agent and the Second Lien Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex I-1

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.

SECTION 8. The New Grantor agrees to reimburse each of the First Lien Collateral Agent and the Second Lien Collateral Agent for its reasonable out-of-pocket and documented expenses in connection with this Supplement (including the reasonable and out-of-pocket and documented fees, other charges and disbursements of counsel for the First Lien Collateral Agent and the Second Lien Collateral Agent), in each case, to the extent required by the applicable Senior Debt Documents and Junior Priority Debt Documents, respectively.

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Annex I-2

IN WITNESS WHEREOF, the New Grantor, the First Lien Collateral Agent and the Second Lien Collateral Agent have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as First Lien Collateral Agent

By:
Name:
Title:

[ ], as Second Lien Collateral Agent

By:
Name:
Title:

Annex I-3